UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2) )

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

JAGUAR GLOBAL GROWTH CORPORATION I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

JAGUAR GLOBAL GROWTH CORPORATION I

601 Brickell Key Drive, Suite 700

Miami, FL 33131

United States

SUPPLEMENT TO THE PROXY STATEMENT

FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

JAGUAR GLOBAL GROWTH CORPORATION I

August 3, 2023

Dear Jaguar Global Growth Corporation I Shareholder:

On July 26, 2023, Jaguar Global Growth Corporation I (“JGGC”) filed a definitive proxy statement (the “Proxy Statement”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Proxy Statement) with the U.S Securities and Exchange Commission (the “SEC”) in connection with JGGC’s extraordinary general meeting (the “Extraordinary General Meeting”), to be held at 601 Brickell Key Drive, Suite 700, Miami, FL 33131, United States, and online via live webcast, at 10:00 am, Eastern Time, on August 11, 2023, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed, which is accessible through the following link: https://www.cstproxy.com/jaguarglobalgrowth/ext2023 or by using the below dial-in numbers:

Telephone access (listen-only):

Within the U.S. and Canada: 1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 7586062#

JGGC is filing this supplement (the “Supplement”) to its Proxy Statement solely to inform its shareholders about the Extension Payment (as such term is defined below). This Supplement should be read in conjunction with the Proxy Statement, and other than the revision described below, this Supplement does not modify any other information in the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

As previously stated in the Proxy Statement, at the Extraordinary General Meeting, JGGC’s shareholders will be asked to consider and vote on, among, other things, the Extension Amendment Proposal to amend JGGC’s Memorandum and Articles of Association to extend the date (the “Termination Date”) by which JGGC has to consummate a business combination (the “Extension”) from August 15, 2023 (the “Original Termination Date”) to September 15, 2023 (the “Extended Date”), and to allow JGGC, without another shareholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis for up to three times by an additional one month each time after the Extended Date, by resolution of JGGC’s board of directors (the “Board”), if requested by Jaguar Global Growth Partners I, LLC, a Delaware limited liability company (the “Sponsor”), and upon five days’ advance notice prior to the applicable Termination Date, until December 15, 2023, or a total of up to four months after the Original Termination Date, unless the closing of JGGC’s business combination has occurred.

Our Sponsor has agreed that if the Extension Amendment Proposal is approved and the Extension becomes effective, the Sponsor or its designees (the “Contributor”) shall deposit into the Trust Account on or prior to the applicable Termination Date, the lesser of (i) $0.0225 per Class A Ordinary Share that remains outstanding and is not redeemed prior to the Extended Date or any such following one-month extension of the Termination Date or (ii) an aggregate of $112,500, for each month of the extension period up to and until December 15, 2023, pro-rated for partial months during the extension period, resulting in a maximum contribution of $450,000 (the “Extension Payment”).

The Extension Payments will constitute loans to JGGC evidenced by one or more non-interest bearing, unsecured promissory notes issued by JGGC to the Contributor and will be repayable by JGGC, forgiven or postponed to a later date at the sole discretion of the Contributor upon consummation of an initial business combination. If JGGC does not consummate an initial business combination by the final Termination Date, any such promissory notes will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. Any Extension Payment is conditioned on the approval of the requisite proposals at the Extraordinary General Meeting and the implementation of the Extension, and with respect to any additional month after the Extended Date, on the approval of such extension by the Board. No Extension Payment will occur if such proposals are not approved or the Extension is not implemented. If JGGC has consummated an initial business combination or announced its intention to wind up prior to any Termination Date, any obligation to make any Extension Payment will terminate.

Only holders of record of JGGC as of the close of business on July 17, 2023, which is the record date for the Extraordinary General Meeting (the “Record Date”), are entitled to notice of, and to vote at, the Extraordinary General Meeting or any adjournment or postponement thereof. On the Record Date, there were issued and outstanding 30,666,667 Ordinary Shares. Our issued and outstanding warrants to purchase ordinary shares of JGGC do not have voting rights at the Extraordinary General Meeting.

You may exercise your redemption rights whether you vote your Public Shares for or against the proposals or do not vote your shares. As a result, the proposals can be approved by JGGC shareholders who will redeem their Public Shares and no longer remain shareholders, leaving shareholders who choose not to redeem their Public Shares holding shares in a company with a less liquid trading market, fewer shareholders, less cash and the potential inability to meet the listing standards of Nasdaq. For additional information, see “Questions and Answers about the Extraordinary General Meeting” in the Proxy Statement.

Before you vote, you should read the Proxy Statement and other documents that JGGC has filed with the SEC, together with this Supplement, for more complete information about JGGC and the proposals. If you have questions about the proposals or if you need additional copies of this proxy statement or the accompanying proxy card you should contact JGGC’s proxy solicitor, Morrow Sodali LLC:

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Telephone: (800) 662-5200

Banks and brokers: (203) 658-9400

Email: JGGC.info@investor.morrowsodali.com

On behalf of our Board, we would like to thank you for your support of Jaguar Global Growth Corporation I

By Order of the Board Jaguar Global Growth Corporation I

/s/ Gary R. Garrabrant
Gary R. Garrabrant Chief Executive Officer August 3, 2023

You are not being asked to vote on the proposed Business Combination at this time. If the Extension is implemented and you do not elect to redeem your Public Shares, provided that you are a shareholder on the Record Date for the Business Combination Extraordinary General Meeting, you will be entitled to vote on the Business Combination when it is submitted to shareholders and will retain the right to redeem your Public Shares for cash in the event the Business Combination is approved and completed or we have not consummated the Business Combination by the applicable Termination Date.

Neither the SEC nor any state securities commission has determined if the Proxy Statement, as supplemented by this Supplement, is accurate or complete. Any representation to the contrary is a criminal offense.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Extraordinary General Meeting. If you are a shareholder of record, you may also cast your vote in person at the Extraordinary General Meeting. A shareholder’s failure to vote by proxy or to vote in person at the Extraordinary General Meeting, an abstention from voting or a broker non-vote will not count as votes cast at the Extraordinary General Meeting, and otherwise will have no effect on the proposals. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting.

This Supplement is dated August 3, 2023.